                           ASSIGNMENT OF LICENSE AGREEMENT


               THIS ASSIGNMENT OF LICENSE AGREEMENT (this "ASSIGNMENT") is made as of ______, 199_ by and between Ramy El-Batrawi ("ASSIGNOR") and Genesis Media Group, Inc., a Florida corporation ("ASSIGNEE"), in connection with that certain License Agreement dated as of September 29, 1993, as amended (the "AGREEMENT"), by and between John M. Gray, Ph.D ("GRAY") and the Assignor.

       WHEREAS:

       A. Gray granted a license to the Assignor under the Agreement to market, sell and distribute certain video cassettes and audio tapes produced by Gray and to utilize Gray's name and likeness in connection with such marketing, sale and distribution efforts;

       B. The Assignor desires to assign all of the Assignor's rights, interests, obligations and liabilities under said Agreement to the Assignee as of the date hereof and is permitted under the Agreement to make such an assignment in his sole discretion; and

       C. The Assignee desires to assume all of the Assignor's rights, interests, obligations and liabilities under said Agreement as of the date hereof.

       NOW, THEREFORE, BE IT RESOLVED:

       1. ASSIGNMENT OF RIGHTS. The Assignor hereby grants, conveys, transfers and assigns to the Assignee all of the Assignor's rights and interests in, to and under the Agreement, together with any and all modifications, extensions or renewals thereof.

       2. ASSUMPTION OF OBLIGATIONS. The Assignee hereby accepts the foregoing assignment and agrees to assume, pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Agreement arising and to be performed or discharged after the date hereof, and agrees to be bound by all of the terms and conditions of the Agreement.

       3. INDEMNITY. The Assignee hereby agrees to defend, indemnify and hold the Assignor harmless from all claims, demands, causes of action, liabilities, losses, costs and expenses, (including, without limitation, reasonable attorneys' fees and costs) arising from or in connection with any obligation or liability of the Assignor under the Agreement.

       4.      GENERAL PROVISIONS.


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                      (a)     CAPTIONS, HEADINGS AND EXHIBITS.  The captions and
headings of this Assignment are for convenience only and have no force and effect in the interpretation or construction of this Assignment.

                      (b) SEVERABILITY. If any term, provision, covenant or condition of this Assignment shall be or become illegal, null, void or against public policy, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected, impaired or invalidated thereby. The term, provision, covenant or condition that is so invalidated, voided or held to be unenforceable shall be modified or changed by the parties to the extent possible to carry out the intentions and directives set forth in this Assignment.

                      (c) COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                      (d) ASSIGNMENT. No party shall have the right to assign their rights or delegate any of their obligations or duties hereunder without the express written consent of the other parties, except as authorized herein.

                      (e) SUCCESSORS AND ASSIGNS. Except as restricted herein, this Assignment shall be binding on and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

                      (f) WAIVER. The waiver of any breach of any provision hereunder by any party to this Assignment shall not be deemed to be a waiver of any preceding or subsequent breach hereunder, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                      (g) GOVERNING LAW. The validity and interpretation of this Assignment shall be governed by the laws of the State of California, with venue for all purposes to be proper only in the County of Los Angeles, State of California.

                      (h) NOTICES. All notices, approvals, acceptances, demands and other communications required or permitted hereunder, to be effective, shall be in writing and shall be delivered either in person or by mailing the same by United States mail (postage prepaid, registered or certified, return receipt requested) or by Federal Express or other similar overnight delivery service to the party to whom the notice is directed at the address of such party as follows:

       To the Assignee:       GENESIS MEDIA GROUP, INC.


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                              13063 Ventura Boulevard
                              Studio City, CA  91604-2238

       To Gray:               John M. Gray, Ph.D
                              _____________________________
                              _____________________________

       To the Assignor:       Ramy El-Batrawi
                              13063 Ventura Boulevard
                              Studio City, CA  91604-2238

               Any written communications given by mail shall be deemed delivered two (2) business days after such mailing date and any written communication given by overnight delivery service shall be deemed delivered one
(1) business day after the dispatch date. A party may change their address by giving the other party written notice of their new address as herein provided.

                      (i) ATTORNEYS FEES. If any action (including an arbitration proceeding) at law or equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Assignment, the prevailing party shall be entitled to recover actual attorneys' fees, which may be determined by the court or arbitrator in the same action or in a separate action brought for that purpose. The attorneys' fees shall not be computed in accordance with any court or other schedule but shall be made as to fully reimburse for all attorneys' fees, paralegal fees, costs and expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate for all attorneys' fees, paralegal fees, costs and expenses paid or incurred in good faith.

               8. ARBITRATION. Any controversy, dispute, or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Assignment shall be settled by arbitration administered by the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

               9. ENTIRE AGREEMENT. This Assignment contains the entire understanding and agreement of the parties and there have been no promises, representations, agreements, warranties or undertakings by any of the parties, either oral or written, of any character or nature hereafter binding except as set forth herein. This Agreement may be altered, amended or modified only by an instrument in writing, executed by the parties to this Agreement, and by no other means. Each party waives their future right to claim, contest or assert that this Agreement was modified, canceled, superseded or changed by any oral agreement, course of conduct, waiver or estoppel.


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       IN WITNESS WHEREOF, the parties hereto have executed this Assignment on this _____ day of ________________, 199_.

                              THE ASSIGNEE:

                              GENESIS MEDIA GROUP, INC.


                              By:  /s/ Ramy El-Batrawi
                                   ---------------------
                                   Name: Ramy El-Batrawi
                                   Title: President

                              THE ASSIGNOR:

                              /s/ Ramy El-Batrawi
                              --------------------------
                              RAMY EL-BATRAWI


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